Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-50480, 33-85330, 33-97176, 333-33891, 333-80663, 333-61132, and 333-97375) and on Form S-3 (File No. 333-74464) of Regeneron Pharmaceuticals, Inc., of our report, which is based in part on the report of other auditors, dated January 29, 2003, except for Note 19 for which the date is March 31, 2003, relating to the financial statements which appears in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

New York, New York

March 31, 2003